Exhibit 10.4

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AIRCRAFT LEASE AGREEMENT (the “Amendment”) is dated effective as of November 30, 2018 (the “Effective Date”), and is entered into between GCI COMMUNICATION CORP., an Alaska corporation (“GCI” and “Lessee”) and 560 COMPANY, INC., an Alaska corporation (“Lessor”).
Recitals
A.     Lessor and Lessee are parties to that certain Second Amended and Restated Aircraft Lease Agreement dated as of May 9, 2011 (the “Agreement”). Capitalized terms used in this Amendment and not defined herein have the meaning given to such terms in the Agreement.
B. Lessee terminated the Agreement as to the Astra on May 21, 2013 pursuant to Section 2.B. of the Agreement.
C. Lessor and Lessee desire to amend the Agreement to reduce the monthly rent payable by Lessee with respect to the Challenger.
Agreement
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the Recitals set forth above, which are incorporated herein by this reference, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Agreement as follows:

SECTION 1.Removal of Astra from the Agreement. All references to the Astra in the Agreement are hereby removed, provided that the parties shall in all cases remain subject to the provisions relating to license and registration fees and taxes set forth in Section 10 of the Agreement and the indemnification provisions set forth in Section 13 of the Agreement with respect to the Astra.

SECTION 2.Amendment to Dry Lease Rate for Challenger. Section 3.A of the Agreement is amended and restated in its entirety as of the Effective Date as follows:
A. Effective as of March 9, 2018, GCI shall pay rent to Lessor at the dry lease rate of forty thousand dollars (US $40,000.00) per month on the Challenger, plus sales/use tax if applicable, without demand, offset, deduction or counterclaim. Payments of each month’s rental shall be made on or before the first (1st) day of each month, in advance. The monthly rental payment for the first and last month shall be prorated on an actual day's basis, and any unused funds after a proper termination shall be refunded to Lessee in full except as otherwise provided herein.

SECTION 3.Refund to GCI as a Result of Amended Lease Rate. The parties acknowledge and agree that under Section 1 of this Amendment, the dry lease rate for the

Challenger has been reduced effective as of March 9, 2018. Within five (5) business days following the Effective Date, the Lessor shall provide a refund to Lessee in the amount of $896,258.00, which equals the amount by which the dry lease payments made by Lessee with respect to the period of March 9, 2018 through the Effective Date exceed the amounts due with respect to such period pursuant to Section 1 of this Amendment.

SECTION 4.Entire Agreement; Ratification. THE AGREEMENT, INCLUDING THE AMENDMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THE AGREEMENT AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

SECTION 5.Counterparts; Electronic Delivery of Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought. Signatures to this Amendment delivered electronically (including computer-scanned, PDF, or other electronic reproduction transmitted via facsimile, email or other electronic means) shall be effective as original signatures.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties to the Agreement have executed this Amendment as of the Effective Date.

GCI COMMUNICATION CORP.

By: /s/ Peter Pounds
Name: Peter Pounds
Title: SVP & CFO

560 COMPANY, INC.

By: /s/ Ronald A. Duncan
Ronald A. Duncan, President